                         NOTICE OF GUARANTEED DELIVERY

                                       TO

                         TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                          OMNIQUIP INTERNATIONAL, INC.

     As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) or the associated preferred stock purchase rights (the "Rights") are not immediately available or the certificates for Shares or Rights and all other required documents cannot be delivered to Citibank, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary.

                        The Depositary for the Offer is:

                                 CITIBANK, N.A.

             BY HAND:                            BY MAIL:                 BY OVERNIGHT COURIER DELIVERY:
          Citibank, N.A.                      Citibank, N.A.                      Citibank, N.A.
      Corporate Trust Window                   P. O. Box 685                  915 Broadway, 5th Floor
    111 Wall Street, 5th Floor              Old Chelsea Station              New York, New York 10010
     New York, New York 10043            New York, New York 10113

                                                FACSIMILE:
                                     (for Eligible Institutions Only)
                                              (212) 505-2248
                                           CONFIRM BY TELEPHONE:
                                              (800) 270-0808

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to Telescope Acquisition Inc., a Delaware corporation, which is a wholly owned subsidiary of Textron Inc., a Delaware corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 27, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per share (the "Shares"), of OmniQuip International, Inc., a Delaware corporation, and the associated preferred stock purchase rights (the "Rights"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

 Signature(s)
 ----------------------------------------------
 Name(s) of Record Holders

 -----------------------------------------------------------
                              Please Type or Print
 Number of Shares and Rights

 -----------------------------

 Certificate Nos. (if Available)

 -----------------------------------------------------------

 -----------------------------------------------------------

 Dated

 --------------------, 1999

 Address(es)
 ----------------------------------------------

 -----------------------------------------------------------

 -----------------------------------------------------------
                                    Zip Code
 Area Code and Tel. No(s)

 --------------------------------

 Check box if Shares and Rights will be tendered by book-entry transfer:

 [ ] The Depository Trust Company

 Account Number
 -----------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares and Rights tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares and Rights complies with Rule 14e-4, (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof and (d) guarantees, if a Distribution Date (as defined in the Offer to Purchase) occurs, to deliver certificates representing the Rights ("Rights Certificates") in proper form for transfer, or to deliver such Rights pursuant to the procedure for book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility, together with, if Rights are forwarded separately, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message in the case of a book-entry delivery, and any other required documents, all within the later of
(1) three Nasdaq National Market trading days after the date hereof and (2) three business days after the date the Rights Certificates are distributed to holders of Shares.

-----------------------------------------------------------       -----------------------------------------------------------
                       Name of Firm                                                  Authorized Signature

-----------------------------------------------------------       Name -----------------------------------------------------
                          Address                                                    Please Type or Print
                                                                  Title
-----------------------------------------------------------       -------------------------------------------------------
                         Zip Code
                                                                  Dated -----------------------------------------------, 1999
-----------------------------------------------------------
                   Area Code and Tel. No

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR, IF A DISTRIBUTION DATE OCCURS,
      CERTIFICATES FOR RIGHTS WITH THIS NOTICE. CERTIFICATES FOR SHARES OR, IF A DISTRIBUTION DATE OCCURS, CERTIFICATES FOR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3